UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On January 7, 2016, Lexington Realty Trust (the “Trust”) issued a press release containing fourth quarter 2015 transaction activity. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference solely for purposes of this Item 8.01 disclosure.
As disclosed in the January 7, 2016 press release, effective January 1, 2016, the conversion rate on the Trust's $12.4 million outstanding 6.00% Convertible Guaranteed Notes due 2030 has adjusted to a current conversion rate of 156.5514 common shares per $1,000 principal amount of the notes, representing a conversion price of $6.39 per common share.
The information furnished pursuant to this “Item 8.01 - Other Events” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Trust under the Exchange Act or Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

99.1	Press release issued January 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lexington Realty Trust

Date: January 12, 2016	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

99.1	Press release issued January 7, 2016